UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2017

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St., Philadelphia, PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2017, Urban Outfitters, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved the Urban Outfitters 2017 Stock Incentive Plan (the “Plan”). The Plan provides for various types of equity awards that may be made to officers, other employees, consultants, and non-employee directors of the Company and its subsidiaries. The types of awards authorized under the Plan include restricted stock, restricted stock units, incentive stock options, non-qualified stock options, stock appreciation rights and stock grants. An aggregate of 10,000,000 common shares of the Company may be delivered pursuant to such awards. As of the date of this report, no awards have been made under the Plan.

The Plan is described in detail in Proposal 3 in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2017 (the “2017 Proxy Statement”). The descriptions of the Plan contained herein and in the 2017 Proxy Statement are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed with SEC on April 3, 2017.

Attached hereto as Exhibits 99.1 through 99.5 are forms of award agreements to be used in connection with grants of restricted stock units, incentive stock options, non-qualified stock options and stock appreciation rights to eligible participants in the Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on May 23, 2017, the Company’s shareholders (i) elected each of the Company’s nine nominees for director to serve a term expiring at the Annual Meeting of Shareholders in 2018, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018, (iii) approved the Plan, (iv) approved, in an advisory, non-binding vote, the compensation of the Company’s named executive officers, and (v) recommended, in a non-binding, advisory vote, that future advisory votes to approve the compensation of the Company’s named executive officers be held every three years. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Vote
Edward N. Antoian	101,874,511	707,542	53,074	4,466,622
Scott A. Belair	62,787,897	39,794,007	53,074	4,466,771
Harry S. Cherken, Jr.	63,244,237	39,337,447	53,294	4,466,771
Scott Galloway	102,083,558	498,462	53,074	4,466,655
Margaret A. Hayne	99,939,796	2,648,135	47,162	4,466,656
Richard A. Hayne	101,222,089	1,191,565	221,440	4,466,655
Elizabeth Ann Lambert	101,757,590	828,318	49,184	4,466,657
Joel S. Lawson III	100,048,986	2,533,034	53,074	4,466,655
Robert H. Strouse	83,983,674	18,598,422	52,997	4,466,656

2. Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2018.

For	Against	Abstain	Broker Non-Vote
106,808,548	230,704	62,463	34

3. Proposal No. 3: Approval of the Urban Outfitters 2017 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
83,719,290	18,862,656	53,146	4,466,657

4. Proposal No. 4: Advisory, non-binding vote to approve executive compensation.

For	Against	Abstain	Broker Non-Vote
101,612,242	961,595	61,140	4,466,772

5. Proposal No. 5: Advisory, non-binding vote on the frequency of future advisory votes to approve executive compensation.

Every year	Every two years	Every three years	Abstain	Broker Non-Vote
51,196,165	29,429	51,309,850	99,532	4,466,773

At the Annual Meeting, the Company’s shareholders recommended, consistent with the recommendation of the Board of Directors, that the Company hold future advisory votes to approve executive compensation every three years. The Company received proxies representing approximately 500,000 shares after the deadline for voting by proxy, however, which are not included in the results provided above. Had those proxies been timely submitted, the recommendation of the Company’s shareholders would have been that the Company hold future advisory votes to approve executive compensation every year.

The Board of Directors is considering the appropriate frequency of future advisory votes to approve executive compensation in light of the results of the advisory vote and the additional untimely proxies received after the deadline, and will disclose its determination with respect thereto no later than October 5, 2017.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Form of 2017 Plan—Non-Qualified Stock Option Agreement.

99.2	Form of 2017 Plan—Non-Qualified Stock Option Agreement for Non-Employee Directors.

99.3	Form of 2017 Plan—Incentive Stock Option Agreement.

99.4	Form of 2017 Plan—Performance/Restricted Stock Unit Agreement.

99.5	Form of 2017 Plan—Stock Appreciation Right Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: May 30, 2017	By:	/s/ Francis J. Conforti
Francis J. Conforti
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Form of 2017 Plan—Non-Qualified Stock Option Agreement.

99.2	Form of 2017 Plan—Non-Qualified Stock Option Agreement for Non-Employee Directors.

99.3	Form of 2017 Plan—Incentive Stock Option Agreement.

99.4	Form of 2017 Plan—Performance/Restricted Stock Unit Agreement.

99.5	Form of 2017 Plan—Stock Appreciation Right Agreement.